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                                                                    EXHIBIT 99.9

                                                                   FORM OF PROXY




                             GLOBAL CROSSING LTD.

               Proxy for Annual General Meeting of Shareholders

                           _______________ ___, 1999

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                  The undersigned hereby appoints [Gary Winnick and Lodwrick M. Cook] and each of them, with power of substitution, as proxies at the annual meeting of shareholders of GLOBAL CROSSING LTD. to be held on __________ __, 1999, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present.

                  This proxy will be voted as directed with respect to the proposals referred to in Items 1 through 8 on the reverse side, but in the absence of such direction this proxy will be voted FOR the election of all nominees for director listed in item 5, and FOR the proposals referred to in Items 1 through 4 and 6 through 8.



                       -----------------------------------

                    PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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    Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian,
                          please give your full title.

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                                                                               2





[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


===========================
    GLOBAL CROSSING LTD.
===========================

Mark box at right if an address change or
comment has been noted on the reverse side
of this card.    [  ]












Please be sure to sign and date this Proxy.

Date _______________________________

Shareholder sign here ______________

Co-owner sign here _________________

DETACH CARD

1.   Proposal to increase the           For      Against    Abstain
     authorized share capital           [  ]      [  ]       [  ]
     of Global Crossing Ltd.

2.   Proposal to issue shares of        For     Against    Abstain
     common stock of Global Crossing    [  ]      [  ]       [  ]
     Ltd. in the merger with Frontier
     Corporation

3.   Proposal to amend and restate      For     Against    Abstain
     the bye-laws of Global Crossing    [  ]      [  ]       [  ]
     Ltd. (other than bye-laws
     34(2), 63, 130 and 148)

4.   Proposal to amend and restate      For     Against    Abstain
     bye-laws 34(2), 63, 130 and        [  ]      [  ]       [  ]
     148 of Global Crossing Ltd.

5.   Election of Directors              For all  Withhold  For all
     Nominee:                          nominees             except
                                        [  ]      [  ]       [  ]

     Robert Annunziata                 Bruce Raben
     Jay R. Bloom                      Jack M. Scanlon
     Abbott L. Brown                   Michael R. Steed
     Thomas J. Casey                   Hillel Weinberger
     William E. Conway                 Gary Winnick
     Lodwrick M. Cook                  [         ]
     Dean C. Kehler                    [         ]
     Geoffrey J. W. Kent               [         ]
     David L. Lee                      [         ]
     Barry Porter

Instructions: To withhold authority to vote for any nominee, mark the "for all except" box and strike a line through the name(s) of the nominee(s) in the list provided above.

6.   Proposal to amend the              For     Against    Abstain
     1998 Global Crossing Ltd.          [  ]      [  ]       [  ]
     Stock Incentive Plan

7.   Proposal to ratify the             For     Against    Abstain
     compensation of outside            [  ]      [  ]       [  ]
     directors of Global
     Crossing Ltd.

8.   Proposal to ratify Arthur          For     Against    Abstain
     Andersen & Co. as                  [  ]      [  ]       [  ]
     independent auditors of
     Global Crossing Ltd. for
     1999 and approve the authority
     of the board of directors of
     Global Crossing Ltd. to
     determine their remuneration
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